UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2013 (June 25, 2013)

LUFKIN INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	000-02612	75-0404410
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 South Raguet, Lufkin, Texas	75904
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (936) 634-2211

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14b-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, Lufkin Industries, Inc., a Texas corporation (the “Company”), received two letters from purported shareholders (the “Letters”) of the Company alleging that, among other things, the members of the Company’s board of directors (the “Board”) breached their fiduciary duties in approving the Agreement and Plan of Merger, dated as of April 5, 2013, among General Electric Company (“GE”), Red Acquisition, Inc. (“Merger Sub”), and the Company (the “Merger Agreement”). Each of the Letters demanded that the Board take actions to remedy the conduct alleged in the particular letter and threatened to commence a shareholder derivative suit on behalf of the Company absent action from the Board. The Board established a special litigation committee (the “Committee”), consisting of disinterested and independent members of the Board, to investigate, review and evaluate the allegations made in the Letters. The Committee engaged independent legal counsel to assist it with its review.

Also previously disclosed, while the Committee was undertaking its investigation, a purported shareholder of the Company responsible for one of the Letters (the “Plaintiff”) filed a suit (the “Action”) in the District Court of Angelina County, Texas (the “Court”) seeking to enjoin the consummation of the transaction proposed in the Merger Agreement and alleging, among other things, that the members of the Company’s Board breached their fiduciary duties by agreeing to sell the Company for insufficient consideration, reaching that decision through an inadequate process and filing a proxy containing insufficient disclosures and that GE and Merger Sub aided and abetted the Board in breaching its fiduciary duties. At a June 20, 2013 hearing, the Court considered the Plaintiff’s request for injunctive relief and the motions to dismiss filed by the defendants, including the Company and the Committee. At the conclusion of the hearing, the Court denied the Plaintiff’s request for injunctive relief and granted the motions to dismiss the action.

The Committee has concluded its investigation and has presented its findings and recommendations to the Board. The Committee’s investigation did not reveal any breach of fiduciary duties committed by the Board, and the Committee concluded that none of the allegations in the Letters had merit. The Committee determined that the allegations made in the Letters have little likelihood of success and that, accordingly, the pursuit of any of the allegations in the Letters would not be in the best interest of the Company and its shareholders.

After review of the Committee’s presentation, the Board accepted all of the Committee’s recommendations and determined that the allegations made in the Letters will not be pursued because the pursuit of such allegations is not in the best interest of the Company and its shareholders.

The definitive proxy statement filed with the Securities and Exchange Commission on May 30, 2013 (the “Proxy Statement”) contains important information about the Company, GE, Merger Sub, the proposed merger and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY.

Investors and security holders are able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting the Company at the following:

Address: 601 South Raguet, Lufkin, TX 75904-3951

Phone: (936) 631-2749

Email: cboone@lufkin.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUFKIN INDUSTRIES, INC.

Date: June 26, 2013

/s/ Alejandro Cestero
Alejandro Cestero
Vice President/General Counsel/Corporate Secretary/Chief Compliance Officer